Exhibit (q)(1)

COLUMBIA FUNDS SERIES TRUST

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

(each a “Registrant”)

POWER OF ATTORNEY

The undersigned constitutes each of Marco E. Adelfio, Michael G. Clarke, J. Kevin Connaughton, Joseph D’Alessandro, Joseph F. DiMaria, Paul Goucher, Robert M. Kurucza, Ryan C. Larrenaga, Christopher O. Petersen, Scott Plummer, and Stephen T. Welsh, each individually, his or her true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”) with power of substitution or resubstitution, in any and all capacities, including without limitation in the undersigned’s capacity as trustee of each Registrant, in the furtherance of the business and affairs of each Registrant: (i) to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Securities Act of 1933, the Investment Company Act of 1940, the Securities Exchange Act of 1934 (together the “Acts”) and any other applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission (“SEC”) in respect thereof, in connection with the filing and effectiveness of each Registrant’s Registration Statement on Form N-1A or Form N-14 regarding the registration of each Registrant or its shares of beneficial interest, and any and all amendments thereto, including without limitation any reports, forms or other filings required by the Acts or any other applicable federal securities laws, or rules, regulations or requirements of the SEC; and (ii) to execute any and all federal, state or foreign regulatory or other required filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, each Registrant. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

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Exhibit (q)(1)

This Power of Attorney shall be revocable with respect to an undersigned at any time by a writing signed by such undersigned and shall terminate automatically with respect to a Registrant if the undersigned ceases to be a trustee of the Registrant.

Dated: October 28, 2010

/s/ Edward J. Boudreau Edward J. Boudreau	/s/ William P. Carmichael William P. Carmichael

/s/ William A. Hawkins William A. Hawkins	/s/ R. Glenn Hilliard R. Glenn Hilliard

/s/ John J. Nagorniak John J. Nagorniak	/s/ Anthony M. Santomero Anthony M. Santomero

/s/ Minor M. Shaw Minor M. Shaw